EXHIBIT 5.1
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kpmg

         KPMG LLP
         CHARTERED ACCOUNTANTS                      Telephone     (416) 228-7000
         Yonge Corporate Centre                     Telefax       (416) 228-7123
         4100 Yonge Street, Suite 200               www.kpmg.ca
         Toronto ON  M2P 2H3
         Canada





                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------


The Board of Directors
Vasogen Inc.


We consent to the use of our audit report dated December 20, 2002, on the consolidated balance sheets of Vasogen Inc. as at November 30, 2002 and 2001, and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended November 30, 2002 and for the period from December 1, 1987 to November 30, 2002, and our audit report dated December 20, 2002 on the related Supplemental Information entitled "Item 18 Reconciliation with United States Generally Accepted Accounting Principles", which are incorporated herein by reference.

Yours very truly,

/s/ KPMG LLP
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Chartered Accountants


Toronto, Canada
October 17, 2003